For additional information contact:

FOR IMMEDIATE RELEASE	Dennard-Lascar Associates
Rick Black / Ken Dennard
Investor Relations
713-529-6600

Luby’s Reports Fiscal Year 2018 and Fourth Quarter Results

HOUSTON, TX - November 12, 2018 - Luby’s, Inc. (NYSE: LUB) (“Luby’s”) today announced unaudited financial results for its fifty-two week fiscal year 2018 and its twelve-week fourth quarter fiscal 2018, which ended on August 29, 2018. Comparisons in this press release for the fourth quarter fiscal 2018 are referred to as "fourth quarter". Comparisons to the fourth quarter fiscal 2017 are to the twelve-week period that ended August 30, 2017.

Fiscal Year 2018 Summary:

•	Total sales were $365.2 million, including $332.5 million in restaurant sales, compared to total sales of $376.0 million, including $350.8 million in restaurant sales, in fiscal 2017.

•	Total same-store sales decreased 0.5%, including a 1.5% sales increase at the Luby's Cafeterias and a 3.6% sales decrease at Fuddruckers.

•	Culinary contract services revenue increased $7.8 million, or 43.7%, to $25.8 million compared to fiscal 2017.

•
Loss from continuing operations was $33.0 million, or $1.10 per diluted share, in fiscal 2018, compared to a loss of $22.8 million, or $0.77 per diluted share, in fiscal 2017. Excluding special items, loss from continuing operations was $19.4 million, or $0.65 per diluted share, in fiscal 2018, compared to a loss of $5.8 million, or $0.19 per diluted share, in fiscal 2017.

•	Adjusted EBITDA was less than $0.1 million in fiscal 2018 compared to $13.3 million in fiscal 2017.

•
The company announced an asset sales program of $25 million in April 2018 and expanded this program up to $45 million in July 2018, with the goal of reducing our debt balance. Ten owned property locations were sold in fiscal 2018 (eight after the announcement of the program) generating $14.8 million in net cash proceeds.

•	21 underperforming company-owned restaurants were closed in fiscal 2018 and nine were closed in fiscal 2017. These restaurants accounted for $3.3 million in pre-tax loss, or $2.4 million in after-tax loss, from continuing operations, in fiscal 2018. These same 30 restaurants accounted for $21.6 million in restaurant sales in fiscal 2018 and $38.6 million in fiscal 2017.

Chris Pappas, President and CEO, commented, "While we are not pleased with our financial results in the quarter or the fiscal year, we are taking actions to improve our financial results and restaurant operating performance. Over the past several months we have embarked on a number of significant changes.

"We continued our plan to pay down our debt significantly, by selling company-owned restaurants whose property values exceeded the unit economics of continued restaurant operations at the locations. We sold 10 properties in fiscal 2018 generating $14.6 million in proceeds, which is approximately 25% of the value of the assets in our asset sales program. As we execute on the asset sales program, we are also pursuing a refinancing of our debt under a new credit facility.

"We continually review our portfolio of owned and leased restaurant locations, evaluating them on profitably. Based on that metric we have closed 21 restaurants in fiscal 2018. Along with the restaurant closures, asset sales program and pending refinancing, we have also made reductions in certain corporate support staffing in the fourth quarter.

"Last month we announced an important executive management change, with the promotion of Todd Coutee to the position of Chief Operating Officer. Todd has over 30 years of experience in food service. He started at Luby’s as a manager and through the years has held leadership positions of SVP for Luby’s Cafeterias, Fuddruckers, and Culinary Contract Services. He is a proven team leader and sales builder of hospitality operations and we are excited to have him in this role.

"We believe the right team and leadership are in place to grow our sales and margins, improve our corporate costs, reduce our debt, and enhance our returns. Each step we are taking is with the goal of establishing a foundation from which the company is poised for future profitability."

Same-Store Sales Year-Over-Year Comparison

	Q1 2018(3)	Q2 2018(3)	Q3 2018(3)	Q4 2018(3)	Full Year 2018(3)
	(16 weeks vs 16 weeks)	(12 weeks vs 12 weeks)	(12 weeks vs 12 weeks)	(12 weeks vs 12 weeks)	(52 weeks vs 52 weeks)
Luby's Cafeterias	1.5%	(1.8)%	2.4%	3.9%	1.5%
Fuddruckers Restaurants	0.6%	(6.4)%	(5.8)%	(3.9)%	(3.6)%
Combo locations (1)	1.3%	(5.4)%	(3.3)%	(1.5)%	(2.0)%
Cheeseburger in Paradise	(10.5)%	(13.9)%	(11.7)%	(4.4)%	(11.0)%
Total same-store sales (2)	0.8%	(3.7)%	(0.9)%	1.2%	(0.5)%

(1)	Combo locations consist of a side-by-side Luby’s Cafeteria and Fuddruckers Restaurant at one property location.

(2)
Luby’s includes a restaurant’s sales results into the same-store sales calculation in the quarter after that store has been open for six complete consecutive quarters. In the fourth quarter, there were 78 Luby’s Cafeterias, 53 Fuddruckers Restaurants, 6 Combo locations, and 2 Cheeseburger in Paradise locations that met the definition of same-stores.

(3)
Q1 2018, Q2 2018, Q3 2018, Q4 2018 and Full Year 2018 same-store sales reflect the year-over-year change in restaurant sales for the locations included in the same-store grouping for each of the comparable periods.

Fourth Quarter Same-Store Sales:

•	Luby’s Cafeterias same-store sales increased 3.9% in the fourth quarter. A 10.3% increase in average spend per guest was partially offset by a 5.8% decrease in guest traffic.

•	Fuddruckers Restaurants same-store sales decreased 3.9% in the fourth quarter. A 8.3% decrease in guest traffic was partially offset by a 4.8% increase in average spend per guest.

•	Combo location same-store sales (representing all six Combo locations) decreased 1.5% in the fourth quarter.

•	Cheeseburger in Paradise same-store sales (representing two Cheeseburger in Paradise locations) decreased 4.4% in the fourth quarter.

Fourth Quarter Total Restaurant Sales:
($ thousands)

	Quarter Ended		Quarter Ended
Restaurant Brand	August 29, 2018	% of Total	August 30, 2017	% of Total
	(12 weeks)	(12 weeks)	(12 weeks)	(12 weeks)
Luby’s Cafeterias	$47,216	62.3%	$46,916	59.3%
Fuddruckers Restaurants	20,142	26.6%	22,793	28.8%
Combo locations	4,667	6.2%	4,739	6.0%
Cheeseburger in Paradise	3,756	5.0%	4,629	5.9%
Total Restaurant Sales	$75,781	100.0%	$79,077	100.0%

•
Restaurant sales in the fourth quarter decreased to $75.8 million versus $79.1 million in the fourth quarter fiscal 2017. The decrease was due primarily to the closure of 21 stores, partially offset by a 1.2% increase in same-store sales.

•
Store level profit, defined as restaurant sales plus vending revenue less cost of food, payroll and related costs, other operating expenses, and occupancy costs, was $8.2 million, or 10.8% of restaurant sales, in the fourth quarter compared to $8.6 million, or 10.8% of restaurant sales, during the fourth quarter fiscal 2017.

•
Culinary Contract Services revenues increased to $6.4 million with 28 operating locations at the end of the fourth quarter compared to $5.8 million with 25 operating locations at the end of fourth quarter fiscal 2017.

•
Franchise revenue was approximately level at $1.6 million in the fourth quarter and in the fourth quarter fiscal 2017. We ended fiscal 2018 with a franchise network of 105 locations; during fiscal 2018 four franchise locations opened and a twelve franchise locations ceased operations.

•
Selling, general and administrative expenses increased $1.2 million, or 13.9%, to $9.5 million in the fourth compared to fourth quarter fiscal 2017. This increase included one-time employee separation costs and higher professional and consulting fees related to our refinancing efforts.

•
Loss from continuing operations was $1.9 million, or a loss of $0.06 per diluted share, in the fourth quarter compared to a loss of $4.1 million, or $0.14 per diluted share, in the fourth quarter fiscal 2017. Excluding special items, loss from continuing operations in the fourth quarter was $3.3 million, or $0.11 per diluted share, compared to a loss of $1.5 million, or $0.05 per diluted share, in the fourth quarter fiscal 2017.

Balance Sheet and Capital Expenditures

We ended the fourth quarter with a debt balance outstanding of $39.3 million, a decrease from $44.0 million at the end of the third quarter fiscal 2018 . During the fourth quarter, our capital expenditures were $1.5 million, compared to $2.4 million in the fourth quarter fiscal 2017. For the full year, capital expenditures were $13.2 million for fiscal 2018, compared to $12.5 million for fiscal 2017. At the end of the fourth quarter, we had $3.7 million in cash and $112.6 million in total shareholders’ equity.

Restaurant Counts:

	August 30, 2017	Fiscal 2018 YTD Openings	Fiscal 2018 YTD Closings	August 29, 2018
Luby’s Cafeterias(1)	88	—	(4)	84
Fuddruckers Restaurants(1)	71	—	(11)	60
Cheeseburger in Paradise	8	—	(6)	2
Total	167	—	(21)	146

(1)	Includes 6 restaurants that are part of Combo locations.

Conference Call

Luby’s will host a conference call on November 12, 2018 at 10:00 a.m. Central Time to discuss further its fourth quarter fiscal 2018 results. To access the call live, dial (412) 902-0030 and use the access code 13683472# at least 10 minutes prior to the start time, or listen live over the Internet by visiting the events page in the investor relations section of www.lubysinc.com. For those who cannot listen to the live call, a telephonic replay will be available through November 19, 2018 and may be accessed by calling (201) 612-7415 and using the access code 13683472#. Also, an archive of the webcast will be available after the call for a period of 90 days on the "Investors" section of the Company's website.

About Luby’s

Luby’s, Inc. (NYSE: LUB) operates 146 restaurants nationally as of August 29, 2018: 84 Luby’s Cafeterias, 60 Fuddruckers, and 2 Cheeseburger in Paradise. The Company is also the franchisor for 105 Fuddruckers franchise locations across the United States (including Puerto Rico), Canada, Mexico, Panama, and Colombia. Luby's Culinary Contract Services provides food service management to 28 sites consisting of healthcare, higher education, sport stadiums, and corporate dining locations as of August 29, 2018.

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including the statements under the caption “Outlook” and any other statements regarding scheduled openings of units, scheduled closures of units, sales of assets, expected proceeds from the sale of assets, expected levels of capital expenditures, effects of food commodity costs, anticipated financial results in future periods and expectations of industry conditions.

Luby’s cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements, registration statements, and other written communications, as well as oral statements made from time to time by representatives of Luby’s. The following factors, as well as any other cautionary language included in this press release, provide examples of risks, uncertainties and events that may cause Luby’s actual results to differ materially from the expectations Luby’s describes in such forward-looking statements: general business and economic conditions; the impact of competition; our operating initiatives; fluctuations in the costs of commodities, including beef, poultry, seafood, dairy, cheese and produce; increases in utility costs, including the costs of natural gas and other energy supplies; changes in the availability and cost of labor; the seasonality of Luby’s business; changes in governmental regulations, including changes in minimum wages; the effects of inflation; the availability of credit; unfavorable publicity relating to operations, including publicity concerning food quality, illness or other health concerns or labor relations; the continued service of key management personnel; and other risks and uncertainties disclosed in Luby’s annual reports on Form 10-K and quarterly reports on Form 10-Q.

Luby’s, Inc.
Consolidated Statements of Operations (unaudited)
(In thousands, except per share data)

	Quarter Ended		Year Ended
	August 29, 2018	August 30, 2017	August 29, 2018	August 30, 2017
	(12 weeks)	(12 weeks)	(52 weeks)	(52 weeks)
SALES:
Restaurant sales	$75,781	$79,077	$332,518	$350,818
Culinary contract services	6,369	5,826	25,782	17,943
Franchise revenue	1,634	1,556	6,365	6,723
Vending revenue	119	130	531	547
TOTAL SALES	83,903	86,589	365,196	376,031
COSTS AND EXPENSES:
Cost of food	21,049	22,361	94,238	98,714
Payroll and related costs	28,448	28,511	124,478	125,997
Other operating expenses	13,404	14,717	62,286	61,924
Occupancy costs	4,822	5,067	20,399	21,787
Opening costs	64	61	554	492
Cost of culinary contract services	6,048	4,808	24,161	15,774
Cost of franchise operations	330	355	1,528	1,733
Depreciation and amortization	4,051	4,461	17,453	20,438
Selling, general and administrative expenses	9,506	8,347	38,725	37,878
Provision for asset impairments and restaurant closings	2,200	3,447	8,917	10,567
Gain on disposition of property and equipment	(5,529)	(2,023)	(5,357)	(1,804)
Total costs and expenses	84,393	90,112	387,382	393,500
LOSS FROM OPERATIONS	(490)	(3,523)	(22,186)	(17,469)
Interest income	—	2	12	8
Interest expense	(1,112)	(544)	(3,348)	(2,443)
Other income (expense), net	(20)	(142)	298	(454)
Loss before income taxes and discontinued operations	(1,622)	(4,207)	(25,224)	(20,358)
Provision (benefit) for income taxes	236	(138)	7,730	2,438
Loss from continuing operations	(1,858)	(4,069)	(32,954)	(22,796)
Loss from discontinued operations, net of income taxes	(5)	(32)	(614)	(466)
NET LOSS	$(1,863)	$(4,101)	$(33,568)	$(23,262)
Loss per share from continuing operations:
Basic	$(0.06)	$(0.14)	$(1.10)	$(0.77)
Assuming dilution	$(0.06)	$(0.14)	$(1.10)	$(0.77)
Loss per share from discontinued operations:
Basic	$0.00	$0.00	$(0.02)	$(0.02)
Assuming dilution	$0.00	$0.00	$(0.02)	$(0.02)
Net loss per share:
Basic	$(0.06)	$(0.14)	$(1.12)	$(0.79)
Assuming dilution	$(0.06)	$(0.14)	$(1.12)	$(0.79)
Weighted average shares outstanding:
Basic	30,030	29,554	29,901	29,476
Assuming dilution	30,030	29,554	29,901	29,476

The following table contains information derived from the Company’s Consolidated Statements of Operations expressed as a percentage of sales. Percentages may not total due to rounding.

	Quarter Ended		Year Ended
	August 29, 2018	August 30, 2017	August 29, 2018	August 30, 2017
	(12 weeks)	(12 weeks)	(52 weeks)	(52 weeks)
Restaurant sales	90.3%	91.3%	91.1%	93.3%
Culinary contract services	7.6%	6.7%	7.1%	4.8%
Franchise revenue	1.9%	1.8%	1.7%	1.8%
Vending revenue	0.1%	0.2%	0.1%	0.1%
TOTAL SALES	100.0%	100.0%	100.0%	100.0%

COSTS AND EXPENSES:
(As a percentage of restaurant sales)

Cost of food	27.8%	28.3%	28.3%	28.1%
Payroll and related costs	37.5%	36.1%	37.4%	35.9%
Other operating expenses	17.7%	18.6%	18.7%	17.7%
Occupancy costs	6.4%	6.4%	6.1%	6.2%
Vending revenue	(0.2)%	(0.2)%	(0.2)%	(0.2)%
Store level profit	10.8%	10.8%	9.5%	12.2%

(As a percentage of total sales)
Marketing and advertising expenses	0.8%	0.6%	1.0%	1.4%
General and administrative expenses	10.5%	9.0%	9.6%	8.7%
Selling, general and administrative expenses	11.3%	9.6%	10.6%	10.1%
LOSS FROM OPERATIONS	(0.6)%	(4.1)%	(6.1)%	(4.6)%

Luby’s, Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	August 29, 2018	August 30, 2017
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$3,721	$1,096
Trade accounts and other receivables, net	8,787	8,011
Food and supply inventories	4,022	4,453
Prepaid and other assets	3,219	3,431
Total current assets	19,749	16,991
Property held for sale	19,469	3,372
Assets related to discontinued operations	1,813	2,755
Property and equipment, net	138,287	172,814
Intangible assets, net	18,179	19,640
Goodwill	555	1,068
Deferred income taxes	—	7,254
Other assets	1,937	2,563
Total assets	$199,989	$226,457
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$10,457	$15,937
Liabilities related to discontinued operations	14	367
Current portion of credit facility debt	39,338	—
Accrued expenses and other liabilities	31,755	28,076
Total current liabilities	81,564	44,380
Credit facility debt, less current portion	—	30,698
Liabilities related to discontinued operations	16	16
Other liabilities	5,781	7,311
Total liabilities	$87,361	$82,405
Commitments and Contingencies
SHAREHOLDERS’ EQUITY
Common stock, $0.32 par value; 100,000,000 shares authorized; Shares issued were 30,003,642 and 29,624,083, respectively; Shares outstanding were 29,503,642 and 29,124,083, respectively	9,602	9,480
Paid-in capital	33,872	31,850
Retained earnings	73,929	107,497
Less cost of treasury stock, 500,000 shares	(4,775)	(4,775)
Total shareholders’ equity	112,628	144,052
Total liabilities and shareholders’ equity	$199,989	$226,457

Luby’s, Inc.
Consolidated Statements of Cash Flows (unaudited)
(In thousands)

	Year Ended
	August 29, 2018	August 30, 2017
	(52 weeks)	(52 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(33,568)	$(23,262)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for asset impairments and net loss (gain) on property dispositions	3,619	8,762
Depreciation and amortization	17,453	20,438
Amortization of debt issuance cost	534	348
Share-based compensation expense	2,144	1,561
Deferred tax provision	8,192	2,792
Cash provided (used) in operating activities before changes in operating assets and liabilities	(1,626)	10,639
Changes in operating assets and liabilities:
Increase in trade accounts and other receivables	(775)	(2,092)
Decrease in food and supply inventories	432	143
Decrease in prepaid expenses and other assets	808	504
Increase (decrease) in accounts payable, accrued expenses and other liabilities	(7,293)	446
Net cash provided (used) in operating activities	(8,454)	9,640
CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from disposal of assets and property held for sale	14,191	9,286
Insurance proceeds related to property and equipment	2,070	—
Purchases of property and equipment	(13,247)	(12,502)
Net cash provided (used) in investing activities	3,014	(3,216)
CASH FLOWS FROM FINANCING ACTIVITIES:
Revolver borrowings	147,600	107,800
Revolver repayments	(132,000)	(140,400)
Debt issuance costs	(386)	(652)
Proceeds on term loan	—	35,000
Term loan repayments	(7,079)	(8,415)
Tax paid on equity withheld	(70)	—
Net cash provided (used) in financing activities	8,065	(6,667)
Net increase (decrease) in cash and cash equivalents	2,625	(243)
Cash and cash equivalents at beginning of period	1,096	1,339
Cash and cash equivalents at end of period	$3,721	$1,096
Cash paid for:
Income taxes	$426	$411
Interest	2,499	1,787

Although store level profit, defined as restaurant sales plus vending revenue, less cost of food, payroll and related costs, other operating expenses, and occupancy costs is a non-GAAP measure, we believe its presentation is useful because it explicitly shows the results of our most significant reportable segment.   The following table reconciles between store level profit, a non-GAAP measure to loss from continuing operations, a GAAP measure:

	Quarter Ended		Year Ended
	August 29, 2018	August 30, 2017	August 29, 2018	August 30, 2017
	(12 weeks)	(12 weeks)	(52 weeks)	(52 weeks)
	(In thousands)		(In thousands)
Store level profit	$8,177	$8,551	$31,648	$42,943

Plus:
Sales from culinary contract services	6,369	5,826	25,782	17,943
Sales from franchise operations	1,634	1,556	6,365	6,723

Less:
Opening costs	64	61	554	492
Cost of culinary contract services	6,048	4,808	24,161	15,774
Cost of franchise operations	330	355	1,528	1,733
Depreciation and amortization	4,051	4,461	17,453	20,438
Selling, general and administrative expenses(a)	9,506	8,347	38,725	37,878
Provision for asset impairments and restaurant closings	2,200	3,447	8,917	10,567
Gain on disposition of property and equipment	(5,529)	(2,023)	(5,357)	(1,804)
Interest income	—	(2)	(12)	(8)
Interest expense	1,112	544	3,348	2,443
Other income (expense), net	20	142	(298)	454
Provision (benefit) for income taxes	236	(138)	7,730	2,438
Loss from continuing operations	$(1,858)	$(4,069)	$(32,954)	$(22,796)

(a) Marketing and advertising expense included in Selling, general and administrative expenses was $0.6 million and $0.5 million for the fourth quarter fiscal 2018 and 2017, respectively, and $3.5 million and $5.1 million for fiscal year 2018 and 2017, respectively.

The Company has also provided a non-GAAP measurement which presents income (loss) from continuing operations, before special items. The non-GAAP measurement is not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of income (loss) from continuing operations, before special items, provides additional information to investors to facilitate the comparison of past and present operations, excluding items that the Company does not believe are indicative of our ongoing operations due to their size and/or nature.

Reconciliation of loss from continuing operations to loss from continuing operations, before special items (1,2,3):

	Q4 FY2018		Q4 FY2017
Item	Amount ($000s)	Per Share ($)	Amount ($000s)	Per Share ($)
Loss from continuing operations	$(1,858)	$(0.06)	$(4,069)	$(0.14)
Provision for asset impairments and restaurant closings	1,738	0.06	2,275	0.08
Gain on disposition of property and equipment	(4,368)	(0.15)	(1,335)	(0.05)
Losses from closed stores(3)	540	0.02	445	0.02
Deferred tax asset valuation allowance	598	0.02	1,172	$0.04
Income (loss) from continuing operations, before special items	$(3,350)	$(0.11)	$(1,512)	$(0.05)

	FY2018		FY2017
	Amount ($000s)	Per Share ($)	Amount ($000s)	Per Share ($)
Loss from continuing operations	$(32,954)	$(1.10)	$(22,796)	$(0.77)
Provision for asset impairments and restaurant closings	6,688	0.22	6,974	0.24
Gain on disposition of property and equipment	(4,018)	(0.13)	(1,191)	(0.04)
Losses from closed stores(3)	2,439	0.08	1,662	0.06
Deferred tax asset valuation allowance	8,440	0.28	9,519	$0.32
Loss from continuing operations, before special items	$(19,405)	$(0.65)	$(5,832)	$(0.19)

(1)
We use income (loss) from continuing operations, before special items, in analyzing results, which is a non-GAAP financial measure. This information should be considered in addition to the results presented in accordance with GAAP, and should not be considered a substitute for the GAAP results. Luby’s has reconciled loss from continuing operations, before special items, to loss from continuing operations, the nearest GAAP measure in context.

(2)	Per share amounts are per diluted share after tax. Fiscal 2018 assumes effective tax rate of 25%; fiscal 2017 assumes effective tax rate of 34%

(3)	Losses from closed stores includes the store level profit (loss) less depreciation for stores that closed in fiscal 2018 (21 restaurants) and stores closed in fiscal 2017 (9 restaurants).

Adjusted EBITDA
Adjusted EBITDA is defined as income (loss) from continuing operations before interest, provision (benefit) for income taxes, and depreciation and amortization and excluding net gain (loss) on disposing of property and equipment, provision for asset impairments and restaurant closings, non-cash compensation expense, and other income (expense).
Adjusted EBITDA is intended as a supplemental measure of our performance that is not required by, or presented in accordance with GAAP. We believe Adjusted EBITDA provides useful information to management and investors in valuing the Company and evaluating ongoing operating results and trends and in comparing our results to other competitors. Our management uses Adjusted EBITDA in evaluating management's performance when determining incentive compensation.
Adjusted EBITDA, as defined, may not be comparable to other similarly titled measures as computed by other companies. These measures should be considered supplemental and not a substitute or superior to other GAAP performance measures.

($ thousands)	Quarter Ended		Year Ended
	August 29, 2018	August 30, 2017	August 29, 2018	August 30, 2017
	(12 weeks)	(12 weeks)	(52 weeks)	(52 weeks)
Loss from continuing operations	$(1,858)	$(4,069)	$(32,954)	$(22,796)
Depreciation and amortization	4,051	4,461	17,453	20,438
Provision (benefit) for income taxes	236	(138)	7,730	2,438
Interest expense	1,112	544	3,348	2,443
Interest income	—	(2)	(12)	(8)
Gain on disposition of property and equipment	(5,529)	(2,023)	(5,357)	(1,804)
Provision for asset impairments and restaurant closings	2,200	3,447	8,917	10,567
Non-cash compensation expense	245	730	1,404	1,604
Franchise taxes	41	42	213	187
Decrease (Increase) in fair value of derivative	—	45	(701)	266
Adjusted EBITDA	$498	$3,037	$41	$13,335